Exhibit 10.1

ALLISON TRANSMISSION HOLDINGS, INC. 2024 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT GRANT NOTICE

Allison Transmission Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2024 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of performance stock units (the “PSUs”) set forth below. The PSUs are subject to the terms and conditions set forth in this Performance Stock Unit Grant Notice (the “Grant Notice”) and the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Target Number of PSUs (the “Target PSUs”):

Type of Shares Issuable: Common Stock of Allison Transmission Holdings, Inc.

Vesting Schedule: The award will vest in accordance with the vesting schedule set forth in

Exhibit A.

By his or her signature, and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

ALLISON TRANSMISSION HOLDINGS, INC. PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

Exhibit 10.1

EXHIBIT A

TO PERFORMANCE STOCK UNIT GRANT NOTICE PERFORMANCE STOCK UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the Target PSUs set forth in the Grant Notice.

ARTICLE I. GENERAL

1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2
Incorporation of Terms of Plan. The PSUs and the shares of Common Stock (“Stock”) issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF PERFORMANCE STOCK UNITS AND DIVIDEND EQUIVALENTS

2.1
Award of PSUs and Dividend Equivalents.

(a)
In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Target PSUs upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)
The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each PSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the applicable PSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each PSU shall be equal to the amount of cash which is paid as a dividend on one share of Stock. All such Dividend Equivalents shall be credited to Participant and paid in cash at the same time as the distribution or payment is made on the PSUs to which such Dividend Equivalent relates in accordance with Section 2.3 below. Any Dividend Equivalents that relate to PSUs that are forfeited shall likewise be forfeited without consideration.

2.2
Vesting of PSUs.

Exhibit 10.1

(a)
TSR Vesting Schedule. Subject to Sections 2.2(b) and (c) below, the PSUs shall vest, if at all, in amounts up to 200% of the Target PSUs (the “Maximum PSUs”) on the Determination Date (or such earlier date specified in Section 2.2(b)(ii) or (c) below), as follows:

(i)
If the Company achieves a TSR over the Performance Period that is below the 25th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, none of the PSUs shall vest;

(ii)
If the Company achieves a TSR over the Performance Period that is at the 25th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of PSUs equal to 50% (rounded up to the nearest whole Share) of the Target PSUs shall vest;

(iii)
If the Company achieves a TSR over the Performance Period that is at the 50th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of PSUs equal to 100% (rounded up to the nearest whole Share) of the Target PSUs shall vest; or

(iv)
If the Company achieves a TSR over the Performance Period that is at or above the 75th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of PSUs equal to the Maximum PSUs shall vest.

(v)
To the extent that the Company achieves a TSR over the Performance Period that is between two thresholds specified in this Section 2.2(a), the percentage of the PSUs that vest shall be determined by the use of straight-line interpolation and the remaining PSUs shall thereupon be forfeited.

(b)
Effect of Termination of Service.

(i)
Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any reason (other than due to Participant’s death, Disability or Retirement) prior to the Determination Date or the Change in Control Determination Date, as applicable, any and all PSUs and Dividend Equivalents shall immediately be forfeited and Participant’s rights with respect thereto shall lapse and expire.

(ii)
In the event of Participant’s Termination of Service due to Participant’s death or Disability at any time prior to December 31, 20 or a Change in Control, Participant shall vest in a pro rata portion of the number of PSUs determined to vest in accordance with Section 2.2(a), which pro rata portion will be calculated by multiplying the total number of PSUs that vest based on actual performance for the period beginning on January 1, 20 and ending on the date of Participant’s Termination of Service, as determined by the Administrator, by a fraction, the numerator of which equals the number of days Participant was employed with or provided service to the Company or any Subsidiary during the Performance Period and the denominator of which is 1,096, effective as of the date of such Participant’s Termination of Service. In the event of Participant’s Termination of Service due to Participant’s death or Disability on or after December 31, 20 and prior to the Determination Date, Participant shall vest in the total number of PSUs that vest based on actual performance for the Performance Period, as determined by the Administrator in accordance with Section 2.2(a).

Exhibit 10.1

(iii)
In the event of Participant’s Retirement at any time prior to December 31, 20 or a Change in Control, Participant shall vest on the Determination Date in a pro rata portion of the number of PSUs determined to vest in accordance with Section 2.2(a), which pro rata portion will be calculated by multiplying the total number of PSUs that vest based on actual performance for the Performance Period, as determined by the Administrator, by a fraction, the numerator of which equals the number of days Participant was employed with or provided service to the Company or any Subsidiary during the Performance Period and the denominator of which is 1,096.

(c)
Change in Control. Notwithstanding any contrary provision of this Agreement, in the event of a Change in Control at any time prior to December 31, 20 , the number of PSUs determined to vest pursuant to Section 2.2(a) hereof for the period beginning on January 1, 20 and ending on the Change in Control Determination Date shall vest on December 31, 20 , subject to the Participant not incurring a Termination of Service prior to December 31, 20 ; provided, that, such unvested PSUs shall immediately vest and no longer represent unvested PSUs (i) on the date of Participant’s Termination of Service, in the event of Participant’s Termination of Service by the Company without Cause, by Participant for Good Reason or due to Participant’s death or Disability, in each case, after the Change in Control and (ii) immediately prior to (and subject to the consummation of) the Change in Control in the event the successor corporation (or any of its parent entities) does not assume or substitute the PSUs for equivalent rights in connection with such Change in Control.

(d)
Definitions. For purposes of this Agreement, the following definitions shall apply:

(i)
“Average Market Value” of the Company or a member of the Peer Group, as applicable, means, as of any day, the average closing price per share of Common Stock (or per share of common stock of a member of the Peer Group, as applicable) over the 20-consecutive-trading days ending with and including that day (or, if there is no closing price on that day, the last trading day before that day).

(ii)
“Beginning Average Market Value” means the Average Market Value as of January 1, 20 .

(iii)
“Cause” means (a) the Board’s determination that Participant failed to substantially perform his or her duties (other than any such failure resulting from Participant’s Disability);

(b) the Board’s determination that Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or Participant’s immediate supervisor; (c) Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its Subsidiaries’) premises or while performing Participant’s duties and responsibilities; or (e) Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries. Notwithstanding the foregoing, if Participant is a party to a written employment or change in control severance agreement with the Company (or its Subsidiary) that contains a definition of Cause, then “Cause” shall be as such term is defined in the applicable written employment or change in control severance agreement.

(iv)
“Change in Control Determination Date” means any date within thirty days prior to the date of a Change in Control, as determined by the Administrator.

Exhibit 10.1

(v)
“Determination Date” means the date the Administrator determines the number of PSUs that shall vest pursuant to Section 2.2(a) based on the TSR of the Company and the Peer Group, which date shall be no later than February 28, 20 .

(vi)
“Ending Average Market Value” means the Average Market Value as of December 31, 20 ; provided, that, in the event a Change in Control occurs after calendar year 20 and prior to December 31, 20 , “Ending Average Market Value” means the Average Market Value as of the Change in Control Determination Date.

(vii)
“Good Reason” means the occurrence of any of the following events or conditions without Participant’s written consent (a) a material diminution in Participant’s authority, duties or responsibilities, other than as a result of a Change in Control where Participant remains in a position with the Company or its successor (or any other entity that owns substantially all of the Company’s business after such sale) that is substantially equivalent in duties, rank, reporting structure and authority with Participant’s position prior to such sale, solely as such duties, rank, reporting structure and authority relate to the Company’s business; (b) a material diminution in Participant’s base salary or target annual bonus level; or (c) a material change in the geographic location at which Participant must perform his or her duties, which shall not include a relocation of Participant’s principal place of employment to any location within a fifty (50) mile radius of the location from which Participant served the Company immediately prior to the relocation. Participant must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Participant’s written consent within ninety (90) days of the occurrence of such event or the date upon which Participant reasonably became aware that such an event or condition had occurred. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Participant. Any voluntary termination for “Good Reason” following such thirty (30) day cure period must occur no later than the date that is six (6) months following the date notice was provided by Participant. Notwithstanding the foregoing, if Participant is a party to a written employment agreement or change in control severance agreement with the Company (or its Subsidiary) that contains a definition of Good Reason, then “Good Reason” shall be as such term is defined in the applicable written employment or change in control severance agreement.

(viii)
“Peer Group” shall consist of the companies listed on Schedule A hereto; provided, however, that if a member of the Peer Group ceases to be a Publicly Traded Company for any reason during the Performance Period or is acquired by another Publicly Traded Company (other than a transaction the principal purpose of which is to change the name, corporate form or jurisdiction of incorporation or formation of the Peer Group member), the member shall be automatically removed from and treated as never having been included in the Peer Group.

(ix)
“Performance Period” means the period beginning on January 1, 20 and ending on December 31, 20 .

(x)
“Publicly Traded Company” means a company whose shares are regularly quoted or traded on an active securities exchange, over-the-counter market or inter-dealer quotation system.

(xi)
“Retirement” means Participant’s voluntary Termination of Service on or after the date on which Participant satisfies the definition of “Retirement” in the Company’s Retirement Policy applicable to Participant.
(xii)
“TSR” means the percentage appreciation (positive or negative) in the Common Stock price (or common stock price of a member of the Peer Group, as applicable) over the Performance Period, determined by dividing (i) the difference obtained by subtracting (A) the Beginning

Exhibit 10.1

Average Market Value, from (B) the Ending Average Market Value plus all cash dividends for the Performance Period, assuming same-day reinvestment into Common Stock (or common stock of the applicable member of the Peer Group) on the applicable ex-dividend date, by (ii) the Beginning Average Market Value. TSR shall be equitably adjusted to reflect stock dividends, stock-splits, spin-offs, and other corporate changes having similar effect.

(e)
Lapse of PSUs.

(i)
In the event of Participant’s Termination of Service, except as may be otherwise provided under Section 2.2(b)(ii), 2.2(b)(iii) or 2.2(c) above, by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all PSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such PSUs and Dividend Equivalents which are not so vested shall lapse and expire.

(ii)
Subject to Sections 2.2(b)(ii), 2.2(b)(iii) and 2 . 2 (c), in the event the PSUs do not vest at the maximum level in accordance with the provisions of Section 2.2(a), such PSUs that do not vest in accordance with the provisions of Section 2.2(a) shall be forfeited and Participant’s rights in any such PSUs and related Dividend Equivalents shall lapse and expire.
2.3
Distribution or Payment of PSUs.

(a)
Participant’s PSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable PSU pursuant to Section 2.2(a), and, in any event, within sixty (60) days following such vesting and no later than March 15 of the calendar year following the calendar year in which the Performance Period ends. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PSUs if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A of the Code.

(b)
In the event that the Company elects to make payment of Participant’s PSUs in cash, the amount of cash payable with respect to each PSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a). All distributions made in Shares shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

2.4
Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions:

(A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the

Exhibit 10.1

Administrator shall, in its absolute discretion, determine to be necessary or advisable.

2.5
Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)
The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or the Participant may make such payment in one or more of the forms specified below:

(i)
by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)
by the deduction of such amount from other compensation payable to

Participant;

(iii)
with respect to any withholding taxes arising in connection with the distribution of the PSUs, with the consent of the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested Shares otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)
with respect to any withholding taxes arising in connection with the distribution of the PSUs, with the consent of the Administrator, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)
with respect to any withholding taxes arising in connection with the distribution of the PSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)
in any combination of the foregoing.

(b)
With respect to any withholding taxes arising in connection with the PSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the PSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local

Exhibit 10.1

and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs or any other taxable event related to the PSUs.

(c)
In the event any tax withholding obligation arising in connection with the PSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable to Participant pursuant to the PSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the PSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)
Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

2.6
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III. OTHER PROVISIONS

3.1
Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

3.2
PSUs Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation,

Exhibit 10.1

pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3
Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.

3.4
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.5
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.7
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

3.8
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant.

3.9
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.10
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs, the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations

Exhibit 10.1

set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.12
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.13
Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.14
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

3.15
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents.

3.16
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.17
Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such Shares may be sold as part of a block trade with other participants

Exhibit 10.1

in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

* * *

Exhibit 10.1

SCHEDULE A

TO PERFORMANCE STOCK UNIT AGREEMENT PEER GROUP

BorgWarner Inc. Crane Co.

Cummins Inc.

Curtiss-Wright Corporation Donaldson Company, Inc. Eaton Corporation plc Flowserve Corporation

Gates Industrial Corporation plc Gentex Corporation

Graco Inc.

IDEX Corporation ITT Inc.

Lincoln Electric Holdings, Inc. Middleby Corporation Nordson Corporation

Parker-Hannifin Corporation Roper Technologies, Inc.

Sensata Technologies Holding The Timken Company TransDigm Group Incorporated Woodward, Inc.

Zurn Elkay Water Solutions Corporation